Exhibit 99.1

Nortech Systems Reports Third Quarter Results

MINNEAPOLIS – November 7, 2024 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, industrial and defense markets, reported financial results for the third quarter ended September 30, 2024.

2024 Q3 Highlights:

●	Net sales of $31.4 million
●	Net loss of ($739) thousand, or ($0.27) per diluted share
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $143 thousand
●	90-day backlog of $29.6 million as of September 30, 2024

Management Commentary

“Third quarter net sales were impacted by a continuing pattern of customers’ delaying product purchases, as well as customers’ desire to reduce their inventory and to shorten purchase order to fulfillment timelines, both of which have also negatively impacted many in the contract manufacturing industry over the last several quarters,” said Jay D. Miller, President and CEO of Nortech. “We see this as an opportunity to further strengthen customer relationships which are key to achieving the Company’s long-term strategic objectives. 2024 has been a difficult year with significant headwinds. However, we are meeting these challenges by consolidating facilities and moving a significant number of programs to lower-cost, higher-margin locations, while investing in important new capabilities. In general, we are continuing to position Nortech for sustained long-term health and growth in the face of short-term challenges.”

“We have just completed a restructuring of our back office and plant operations to better serve our customers by delivering high-quality products and services on-time with shorter lead times,” Miller noted. “We are very pleased with the progress in the third quarter of 2024 to consolidate the Company’s North American footprint and to move customer programs to manufacturing locations that better fit our customers’ needs. These are strategic moves to better scale the business, improve efficiency and reduce our ongoing cost structure. We are very bullish about our customer pipeline and the future of Nortech Systems.”

Summary Financial Information

The following table provides summary financial information comparing the third quarter 2024 (“Q3 2024”) financial results to the same quarter in 2023 (“Q3 2023”) as well as the nine-month ended September 30, 2024 (“YTD 24”) information to the same period in 2023 (“YTD 2023”).

($ in thousands)	Q3 24	Q3 23	% Change	YTD 24	YTD 23	% Change
Net sales	$31,407	$33,369	(5.9)%	$99,513	$103,278	(3.6)%
Gross profit	$3,835	$5,318	(27.9)%	$13,900	$16,277	(14.6)%
Operating expenses	$4,518	$4,325	4.5%	$13,416	$13,365	(0.38)%
Net income	$(739)	$1,206	(161.3)%	$183	$2,523	(92.8)%
EBITDA	$(33)	$1,637	(102.0)%	$2,432	$4,815	(49.5)%
Adjusted EBITDA	$143	$1,637	(91.1)%	$2,699	$4,815	(44.6)%

Conference Call

The Company will hold a live conference call and webcast at 7:30 a.m. central time on Thursday, November 7, 2024, to discuss the Company’s 2024 third quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 277848. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/51403 .

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results, strengthening of customer relationships, , shortening product lead times, achieving long-term strategic goals, effects of restructuring and consolidating manufacturing facilities, effects of investing in new capabilities, sustained long-term health and growth, ability to scale our business, reducing cost structure and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions; (9) the Company’s ability to steadily improve manufacturing output and product quality or (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2024	2023	2024	2023

Net sales	$31,407	$33,369	$99,513	$103,278
Cost of goods sold	27,572	28,050	85,613	87,001
Gross profit	3,835	5,319	13,900	16,277
Operating expenses:
Selling	891	923	2,605	2,766
General and administrative	2,951	2,958	9,103	9,328
Research and development	284	314	893	907
Restructuring charges	176	-	267	-
Total operating expenses	4,302	4,195	12,868	13,001
(Loss) income from operations	(467)	1,124	1,032	3,276
Other expense:
Interest expense	(216)	(130)	(548)	(365)
(Loss) income before income taxes	(683)	994	484	2,911
Income tax expense (benefit)	56	(213)	301	389
Net (loss) income	$(739)	$1,207	$183	$2,522

Net (loss) income per common share:
Basic (in dollars per share)	$(0.27)	$0.44	$0.07	$0.93
Weighted average number of common shares outstanding - basic (in shares)	2,760,438	2,737,895	2,754,389	2,716,166
Diluted (in dollars per share)	$(0.27)	$0.42	$0.06	$0.87
Weighted average number of common shares outstanding - diluted (in shares)	2,760,438	2,888,679	2,931,343	2,887,889

Other comprehensive income (loss)
Foreign currency translation	223	(77)	(135)	(318)
Comprehensive income (loss), net of tax	$(516)	$1,130	$48	$2,204

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2024 AND DECMEBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE DATA)

	SEPTEMBER 30, 2024	DECEMBER 31, 2023
ASSETS
Current assets:
Cash	$1,239	$960
Restricted cash	-	715
Accounts receivable, less allowances of $286 and $358, respectively	16,584	19,279
Inventories, net	22,332	21,660
Contract assets	15,058	14,481
Prepaid assets and other assets	5,065	1,698
Total current assets	60,278	58,793
Property and equipment, net	5,834	6,513
Operating lease assets, net	8,034	6,917
Deferred tax assets	2,641	2,641
Other intangible assets, net	179	263
Total assets	$76,966	$75,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$492	$356
Current portion of operating lease obligations	1,174	1,033
Accounts payable	12,315	15,924
Accrued payroll and commissions	2,940	4,138
Customer deposits	5,263	4,068
Other accrued liabilities	1,134	1,063
Total current liabilities	23,318	26,582
Long-term liabilities:
Long-term line of credit, net of issuance costs	9,508	5,815
Long-term finance lease obligations, net of current portion	340	209
Long-term operating lease obligations, net of current portion	7,689	6,763
Other long-term liabilities	421	414
Total long-term liabilities	17,958	13,201
Total liabilities	41,276	39,783
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,762,177 and 2,740,178 shares issued and outstanding, respectively	28	27
Additional paid-in capital	17,226	16,929
Accumulated other comprehensive loss	(667)	(532)
Retained earnings	18,853	18,670
Total shareholders’ equity	35,690	35,344
Total liabilities and shareholders’ equity	$76,966	$75,127

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	SEPTEMBER 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$183	$2,522
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,400	1,539
Compensation on stock-based awards	334	299
Change in inventory reserves	194	(8)
Change in accounts receivable allowances	(72)	-
Other, net	9	119
Changes in current operating assets and liabilities:
Accounts receivable	2,727	(162)
Employee Retention Credit Receivable	-	2,650
Inventories	(922)	899
Contract assets	(577)	(1,780)
Prepaid expenses and other current assets	(2,888)	(976)
Accounts payable	(3,609)	(1,636)
Accrued payroll and commissions	(1,198)	(810)
Customer deposits	1,195	345
Other accrued liabilities	181	(820)
Net cash (used in) provided by operating activities	(3,043)	2,181

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	9	-
Purchases of property and equipment	(980)	(1,121)
Net cash used in investing activities	(971)	(1,121)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	99,888	95,783
Payments to line of credit	(96,184)	(98,035)
Proceeds from financing leases	198	-
Principal payments on financing leases	(304)	(291)
Share repurchases	(67)	-
Proceeds from stock option exercises	30	155
Net cash provided by (used in) financing activities	3,561	(2,388)

Effect of exchange rate changes on cash	17	(32)

Net change in cash and cash equivalents	(436)	(1,360)
Cash and cash equivalents - beginning of period	1,675	2,481
Cash and cash equivalents - end of period	$1,239	$1,121

Reconciliation of cash and restricted cash reported within the condensed consolidated balance sheets:
Cash	$1,239	$699
Restricted cash	-	422
Total cash and restricted cash reported in the condensed consolidated statements of cash flows	$1,239	$1,121

	THREE MONTHS ENDED September 30,		NINE MONTHS ENDED September 30,
	2024	2023	2024	2023
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA
($ in thousands)
Net (Loss) Income	$(739)	$1,206	$183	$2,523
Interest	216	131	548	365
Taxes	56	(213)	301	389
Depreciation	430	473	1,316	1,420
Amortization	4	39	84	119
EBITDA	(33)	1,637	2,432	4,815
Restructuring Charges	176	-	267	-
ADJUSTED EBITDA	$143	$1,637	$2,699	$4,815

There were no material adjustments to EBITDA in 2023.

Adjustment to EBITDA in 2024 includes ($ in thousands):

●	In the second quarter of 2024, we announced the closure of our Blue Earth, Minnesota facility by the end of 2024. In connection with this action, we accrued $267 thousand of retention bonus and other expenses in the nine-months ended September 30, 2024, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (LTM) Ended in Quarter
	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Net Sales	$105.5	$115.2	$123.8	$126.1	$132.0	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6

Gross Profit $ - Adjusted	10.3	11.2	13.7	15.1	18.1	20.5	21.9	22.4	21.4	23.1	23.1	22.2	20.27
Gross Margin % - Adjusted	9.7%	9.7%	11.0%	12.0%	13.7%	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	14.9%

EBITDA - Adjusted	$(0.7)	$(0.2)	$1.9	$2.5	$4.2	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9

Contact

Andrew D. C. LaFrence
Chief Financial Officer and Senior Vice President of Finance
alafrence@nortechsys.com

952-345-2243